UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2016.

SANBORN RESOURCES LTD
(Exact name of registrant as specified in its charter)

Delaware	333-1772209	45-2400399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Canal St. 5th Floor
Boston, MA  02114
(Address of principal executive offices and Zip Code)

(617) 309-0944
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Reverse Stock Split

On September 22, 2016, we filed with the Delaware Secretary of State to change our name to “Bay Stakes Corporation.” and affect a 1:15 reverse stock split of our common stock.   This amendment was unanimously approved by our board of directors on August 29, 2016., stockholders holding a majority of our voting power took action by written consent approving an amendment to our articles of incorporation to change the name of the company to a name to be determined by the board of directors and 1:15 reverse stock split  in its sole discretion, and,  authorized the Board of Directors to file the Amendment upon a determination and resolution of the Board of Directors of such new corporate name and 1:15 reverse stock split.

We have requested a new symbol from FINRA in connection with the recent name change and as of the date of this report, we have not received the new symbol from FINRA.  We will provide an update upon assignment of the new symbol from FINRA.

ITEM 8.01 OTHER EVENTS

The Company is processing the Name Change and 1:15 reverse stock split with the Financial Industry Regulatory Authority (FINRA) and is working to obtain a new quotation symbol on OTC. The Company will not be issuing new stock certificates to reflect the Name Change unless and until a stock transfer or other event occurs that necessitates a new stock certificate; no further action is required to be taken by any stockholder.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2016.

Sanborn Resources LTD

/s/ Daniel T Krusz

Mr. Daniel T Krusz President